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AYALA PHARMACEUTICALS, INC.
OPPENHEIMER 4
REHOVOT, 7670104 ISRAEL

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AYLA2023SM**

You may attend the meeting via the Internet and vote during the meeting. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 12, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D92693-S57706

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AYALA PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated October 18, 2022, by and among Ayala Pharmaceuticals, Inc. ("Ayala"), Advaxis, Inc. ("Advaxis") and Doe Merger Sub, Inc. ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into Ayala, with Ayala surviving as a wholly owned subsidiary of Advaxis; and	☐	☐	☐
2.	To approve the adjournment of the special meeting of Ayala stockholders from time to time, if necessary or appropriate, to solicit additional affirmative votes in favor of the Merger Agreement if there are insufficient votes at the time of such adjournment to approve the Merger Agreement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D92694-S57706

AYALA PHARMACEUTICALS, INC.
Special Meeting of Stockholders
January 13, 2023 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Roni Mamluk, Ph.D. and Yossi Maimon, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of AYALA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, Eastern Time on January 13, 2023, virtually at www.virtualshareholdermeeting.com/AYLA2023SM, and any continuation, postponement, or adjournment thereof.

Such proxies are authorized to vote in their discretion (x) on any matter that the Board of Directors did not know would be presented at the Special Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (y) on such other business as may properly be brought before the meeting or any continuation, postponement, or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side